Exhibit 3.2

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:02 AM 10/13/1999
   991431223 - 3089499

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               PRX HOLDINGS, INC.

     PRX  Holdings,  Inc., a  corporation  organized  and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation")

     DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is PRX Holdings, Inc.

     SECOND: The date on which the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is August 27, 1999, under the name of PRX Holdings, Inc., and the date on which the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is October 6, 1999.

     THIRD: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporarion of the Corporation (the "Certificate"), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which proposed amendment is as follows:

                                   "ARTICLE I

     The name of this corporation is PlanetRx.com, Inc."

     FOURTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, PRX Holdings, Inc. has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested to by its Secretary this l3th day of October, 1999.

                                          PRX HOLDINGS, INC

                                          By: /s/ William J. Razzouk
                                             ------------------------------
                                              William J. Razzouk
                                              Chief Executive Officer

ATTEST:

By: /s/ Steve Valenzuela
   ----------------------
   Steve Valenzuela
   Secretary